Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-290665 and
333-290665-01

Product Supplement No. EQUITY-1

(To Prospectus dated December 8, 2025

and Series A Prospectus Supplement dated December 8, 2025)

December 8, 2025

BofA Finance LLC

Notes Linked to One or More Equity Indices or Exchange-Traded Funds

Fully and Unconditionally Guaranteed by Bank of America Corporation

This product supplement sets forth terms that will apply generally to the Notes offered by this product supplement, which we refer to as the “Notes.”

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The Notes are unsecured senior debt securities issued by BofA Finance LLC (the “Issuer”), a direct, wholly-owned finance subsidiary of Bank of America Corporation (the “Guarantor”). Any payment(s) due on the Notes are fully and unconditionally guaranteed by the Guarantor. Any payment(s) due on the Notes, including any repayment of principal, will be subject to the credit risk of BofA Finance LLC, as issuer of the Notes, and the credit risk of Bank of America Corporation, as guarantor of the Notes.

•	The Notes are not suitable for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors.

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For each offering of the Notes, we will provide you with a pricing supplement that will describe the specific terms of that offering, including the specific Underlying(s), the maturity date and certain risk factors. The applicable pricing supplement will identify, if applicable, any additions or changes to the terms specified in this product supplement. If the terms specified in any applicable pricing supplement are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control.

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The return on the Notes will be based on the performance of an equity index (an “Index”), an exchange-traded fund (an “ETF”), a basket of Indices and/or ETFs or the least performing of two or more Indices and/or ETFs. We refer to any such Index, ETF or basket as an “Underlying.”

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The Notes may or may not bear interest or pay coupons on either a contingent or fixed basis. Depending on the terms of the Notes, the amount payable at maturity may be less than, equal to or greater than the principal amount. The Notes may or may not be called at our option or automatically upon the occurrence of certain specified events prior to maturity.

•	The Notes will be issued in denominations as will be set forth in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

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One or more of our affiliates, including BofA Securities, Inc. (“BofAS”), may act as our Selling Agent(s) to offer the Notes. See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-28.

The Notes are unsecured and unsubordinated obligations of the Issuer and the related guarantee of the Notes is an unsecured and unsubordinated obligation of the Guarantor. The Notes and the related guarantee are not savings accounts, deposits, or other obligations of a bank. The Notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks, including possible loss of principal. Potential purchasers of the Notes should consider the information in “Risk Factors” beginning on page PS-3 of this product supplement, page S-7 of the accompanying Series A prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

The Issuer and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable pricing supplement, this product supplement or the accompanying prospectus supplement or prospectus with respect to the Notes offered by the applicable pricing supplement or with respect to the Issuer and the Guarantor. The Issuer and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the Notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the Issuer. The information in each of the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The Notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the Notes. The applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes under any circumstances in which that offer or solicitation is unlawful.

PS-i

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus, as well as the applicable pricing supplement. None of us, the Guarantor or BofAS have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the Notes, you should not rely on it.

Key Terms:

General:	The Notes are unsecured senior debt securities issued by the Issuer, and are not guaranteed or insured by the FDIC. Payment(s) on the Notes are fully and unconditionally guaranteed by the Guarantor. The Notes will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated obligations from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Notes will rank equally in right of payment with all of the Guarantor’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payment(s) due on the Notes, including any repayment of principal, is subject to the credit risk of BofA Finance LLC, as issuer of the Notes, and the credit risk of Bank of America Corporation, as guarantor of the Notes.

The return on the Notes will be based on the performance of an Underlying, as set forth in the applicable pricing supplement. We may issue Notes in which the payment(s) may be made or may increase if the value of the Underlying increases (“Bullish Notes”); we may also issue Notes in which the payment(s) may be made or may increase if the value of the Underlying decreases (“Bearish Notes”).

Underlying:	The Underlying will be an Index or an ETF, or the Underlying may also consist of a group, or “Basket,” of the foregoing. We refer to each Index or ETF included in any Basket as a “Basket Component.” References to “Underlying” in this product supplement includes any Basket Components. The Notes may also be based on the performance of the least performing of two or more Indices, ETFs or Baskets. The specific Indices, ETFs or Basket Components, as applicable, will be set forth in the applicable pricing supplement.

Payment(s) on the Notes:	The applicable pricing supplement will set forth the manner in which payment(s) on the Notes, including any interest or coupon payment(s) or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes.”

Principal at Risk:	Depending on the terms of an issue of Notes, there may be no guaranteed return of principal at maturity and you may lose all or a significant portion of your principal amount. Further, if you are able to sell your Notes prior to maturity or any early redemption, the price you may receive may be less than the price that you paid for your Notes.

Calculation Agent:	The Calculation Agent will make all determinations associated with the Notes. Unless otherwise set forth in the applicable pricing supplement, we will appoint our affiliate, BofAS, or one of our other affiliates, to act as Calculation Agent for the Notes. See “Description of the Notes—Role of the Calculation Agent.”

Selling Agents:	Unless otherwise provided, one or more of our affiliates, including BofAS, will act as our Selling Agent(s) in connection with each offering of the Notes and will receive a commission or an underwriting discount based on the amount of Notes sold. None of the Selling Agents is your fiduciary or advisor solely as a result of the making of any offering of the Notes, and you should not rely on this product supplement, the applicable pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the Notes.

Listing:	Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 98 of the accompanying prospectus.

This product supplement relates only to the Notes and does not relate to any Index or ETF that comprises the Underlying described in any applicable pricing supplement. You should read carefully the entire prospectus, prospectus supplement, and this product supplement, together with the applicable pricing supplement, to understand fully the terms of your Notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any Notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the Notes, to determine whether an investment in the Notes is appropriate for you. Additional risk factors may be set forth in the applicable pricing supplement. If information in this product supplement is inconsistent with the accompanying prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus or prospectus supplement, the information described in such pricing supplement will govern your Notes.

None of us, the Guarantor or any Selling Agent is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any Notes.

RISK FACTORS

Your investment in the Notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the Notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and prospectus, in light of your particular circumstances. The Notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the Notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable pricing supplement, there may not be a fixed principal repayment amount on the Notes at maturity. The return on the Notes will be based on the performance of an Underlying, and therefore you may lose all or a significant portion of your principal amount at maturity if the value of the Underlying decreases over the term of the Notes (or in the case of Bearish Notes, increases). You should read the applicable pricing supplement to determine the extent to which your investment in the Notes may result in the loss of your principal amount due to changes in the value of an Underlying. Greater expected volatility of an Underlying, which is a measure of the degree of variation in the levels of the Underlying over a period of time, generally indicates an increased risk of loss.

You may not receive any interest payment(s) or coupon payment(s) on the Notes or the interest payment(s) or coupon payment(s) may be less than the yield on a conventional debt security of comparable maturity. If so specified in the applicable pricing supplement, your Notes may not pay interest or coupons. If your Notes are interest bearing or coupon bearing, they may only pay contingent interest or coupons or pay interest or coupons at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. To the extent that interest payment(s) or coupon payment(s) on the Notes are contingent upon the performance of an Underlying, the greater the expected volatility of the Underlying at the time the terms of your Notes are set, the greater the expectation is at that time that you may not receive the contingent interest payment(s) or contingent coupon payment(s). As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The payment(s) on the Notes may be limited to a maximum return. If so specified in the applicable pricing supplement, the Notes may have a fixed maximum return, regardless of the performance of the Underlying. In such a case, your return on the Notes may be less than the return that you could have realized if you invested directly in the applicable Underlying or the equity securities represented by the applicable Underlying, and you will not receive the full benefit of any appreciation (or in the case of Bearish Notes, depreciation) in the value of the applicable Underlying beyond that maximum return.

Your Notes may be called prior to maturity. If so specified in the applicable pricing supplement, your Notes may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the Notes are called, the period over which you hold the Notes and any interest payments or coupon payments, if applicable, will be limited. No further payment(s) will be made on the Notes after they have been called. In addition, if the Notes are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

If your Notes are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the values of one or more of the other

Basket Components. The Underlying to which your Notes are linked may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Underlying at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components that are more heavily weighted will have a greater impact upon the value of the Underlying and, consequently, the return on your Notes. In each case, the reverse may be true as to Bearish Notes.

Payment(s) on the Notes are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Notes. The Notes are our unsecured senior debt securities, the payment(s) on which will be fully and unconditionally guaranteed by the Guarantor. The Notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of all payment(s), including any repayment of principal, on the Notes will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Notes on the applicable payment date(s), regardless of how the applicable Underlying performs. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of your Notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date of your Notes may adversely affect the market value of the Notes. However, because your return on the Notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Underlying, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Notes.

Valuation- and Market-related Risks

The initial estimated value of the Notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the Notes, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the Notes will exceed the initial estimated value. If you attempt to sell the Notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Underlying(s), changes in the Guarantor’s internal funding rate and the inclusion in the public offering price of the underwriting discount and expected hedging-related charges. These factors, together with various credit, market and economic factors over the term of the Notes, are expected to reduce the price at which you may be able to sell the Notes in any secondary market and will affect the value of the Notes in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, the Guarantor, BofAS or any of our affiliates would be willing to purchase your Notes in any secondary market (if any exists) at any time. The value of your Notes at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including the performance of the applicable Underlying(s), our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your Notes. If a secondary market exists, we cannot predict how the Notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the Notes will depend on various factors, including the Guarantor’s financial performance and changes in the value of the applicable Underlying(s). Even if there is a secondary market for the Notes, it may not provide enough liquidity to allow you to trade or sell the Notes easily or at a price advantageous to you. The number of potential buyers of your Notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your Notes at any price in any secondary market.

We anticipate that one or more of the Selling Agents or their affiliates will act as a market-maker for the Notes that it offers, but none of them is required to do so and may cease to do so at any time for any reason. Any price at which a Selling Agent or its affiliates may bid for, offer, purchase or sell the Notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which the Notes might otherwise trade in the market. In addition, if at any time any Selling Agent or its affiliates were to cease acting as a market-maker for any issue of the Notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those Notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable pricing supplement, we will not list the Notes on any securities exchange or quotation system. Even if an application were made to list your Notes, we cannot assure you that the application will be approved or that your Notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the Notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The Notes are not designed to be short-term trading instruments, and if you attempt to sell the Notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The Notes are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the Notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the impact of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the Notes, assuming all other conditions remain constant.

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Value of the Underlying. We anticipate that the market value of the Notes prior to maturity generally will depend to a significant extent on the value of the Underlying; however, owning the Notes is not the same as owning the Underlying. In general, it is expected that the market value of the Notes will decrease as the value of the Underlying decreases. The reverse will be the case as to Bearish Notes. However, as the value of the Underlying increases or decreases, the market value of the Notes is not expected to increase or decrease at the same rate as the Underlying. If you sell your Notes when the value of the Underlying is less than, or not sufficiently above (or in the case of Bearish Notes, below), its value on the applicable pricing date, then you may receive less than the principal amount of your Notes.

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Volatility of the Underlying. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Underlying during the term of the Notes may vary. Increases or decreases in the volatility of the Underlying may have an adverse impact on the market value of the Notes. Even if the value of the Underlying increases over the term of the Notes, if you are able to sell your Notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Underlying will continue to fluctuate prior to the maturity date of the Notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Underlying and the market value of the Notes. If the Underlying consists of or includes one or more Indices or ETFs that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (a “Non-U.S. Underlying”), the value of your Notes may also be adversely affected by similar events in the markets of the relevant foreign countries.

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Interest Rates. We expect that changes in interest rates will affect the market value of the Notes. The level of interest rates may affect the U.S. economy and markets outside the United States, which in turn could impact the value of the Underlying. As a result, the market value of the Notes may be adversely affected. In general, if U.S. interest rates increase, we expect that the market value of the Notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the Notes. In the case of Non-U.S. Underlyings, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the Non-U.S. Underlying, and, thus, the market value of the Notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yields on the Underlying or the securities included in the Underlying increase, we anticipate that the market value of the Notes will decrease.

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Exchange Rate Movements and Volatility. If the Underlying consists of or includes any Non-U.S. Underlyings, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your Notes, and the payment(s) on the Notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable Non-U.S. Underlying reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable Non-U.S. Underlying, and changes in these correlations may have an adverse impact on the value of your Notes.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the Notes. We generally expect that any actual or anticipated decreases in our respective credit ratings will affect the market value of the Notes based on the time remaining until maturity, with a greater impact the longer the time to maturity. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the Notes.

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Time to Maturity. There may be a disparity between the market value of the Notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Underlying prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the Notes will approach the expected amount to be paid at maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including the Selling Agents, may adversely affect your return on the Notes and their market value. We, the Guarantor and our other affiliates, including the Selling Agents, may buy or sell shares or units of the Underlying or the securities represented by the Underlying, as applicable, or futures or options contracts or exchange-traded instruments on the Underlying or those securities, or other listed or over-the-counter derivative instruments whose value is derived from the Underlying or their respective component securities. We, the Guarantor and any of our other affiliates, including the Selling Agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Notes. These transactions could adversely affect the value of these securities and, in turn, the value of an Underlying in a manner that could be adverse to your investment in the Notes. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the Selling Agents or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Notes), may adversely affect the value of an Underlying or the securities represented by the Underlying. Consequently, the values of such Underlying or the securities represented by such Underlying may change subsequent to the pricing date of an issue of the Notes, which may adversely affect the market value of the Notes.

We, the Guarantor or one or more of our other affiliates, including the Selling Agents, also expect to engage in hedging activities that could adversely affect the value of the Underlying on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Notes prior to maturity and may adversely affect the amounts to be paid on the Notes.

We, the Guarantor or one or more of our other affiliates, including the Selling Agents, may purchase or otherwise acquire a long or short position in the Notes, the Underlying or the securities represented by the Underlying and may hold or resell the Notes, the Underlying or the securities represented by the Underlying. For example, the Selling Agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Underlying, the market value of your Notes prior to maturity or the amounts payable, if any, on the Notes.

Our trading, hedging and other business activities, and those of the Guarantor and any of our other affiliates, including the Selling Agents, may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the Selling Agents, may engage in trading activities related to the Underlying and to securities represented by the Underlying that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the Selling Agents, also may issue or underwrite other financial instruments with returns based upon the applicable Underlying. These trading and other business activities may present a conflict of interest between your interest in the Notes and the interests we, the Guarantor and our other affiliates, including the Selling Agents, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Underlying or secondary trading in your Notes, could be adverse to your interests as a beneficial owner of the Notes.

We, the Guarantor and one or more of our other affiliates, including the Selling Agents, expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the Notes. We, the Guarantor or our other affiliates, including the Selling Agents, also may enter into hedging transactions relating to other securities or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the Notes. We may enter into such hedging arrangements with one or more of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the Notes and the applicable Underlying. This hedging activity is expected to result in a profit for those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the Guarantor and our affiliates, including the Selling Agents, will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the Notes increases or decreases or whether the payment on the Notes, if any, may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and our other affiliates, including the Selling Agents, receive for the sale of the Notes, which creates an additional incentive to sell the Notes to you.

There may be potential conflicts of interest involving the Calculation Agent, which is an affiliate of ours. We have the right to appoint and remove the Calculation Agent. One of our affiliates will be the Calculation Agent for the Notes and, as such, will have the discretion to make a variety of determinations relating to the Notes, including the amounts that will be paid on the Notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as Calculation Agent. These conflicts could occur, for instance, in connection with the Calculation Agent’s determination as to whether a Market Disruption Event (as defined in “Description of the Notes—Market Disruption Events) has occurred, in connection with judgments that it would be required to make if the publication of an Index or ETF is discontinued or in connection with the exercise of discretion that could adversely affect the value of your Notes such as the kind described under “—Trading and hedging activities by us, the Guarantor and any of our other affiliates, including the Selling Agents, may adversely affect your return on the Notes and their market value” and “—Our trading, hedging and other business activities, and those of the Guarantor and any of our other affiliates, including the Selling Agents, may create conflicts of interest with you” above. The Calculation Agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the Calculation Agent, potential conflicts of interest could arise. None of us, the Guarantor or any of our affiliates will have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of the Notes.

Underlying-related Risks

No sponsor, publisher or investment advisor (each an “Underlying Publisher”) of an Index, an ETF or any Index underlying an ETF (an “Underlying Index”) will have any obligations relating to the Notes. No Underlying Publisher will have any financial or legal obligation with respect to the Notes or the amount to be paid to you, if any, including any obligation to take our needs or the needs of holders of the Notes into consideration for any reason, including taking any actions that might adversely affect the value of an Underlying or the value of the Notes. No Underlying Publisher will receive any of the proceeds from any offering of the Notes, and no Underlying Publisher will be responsible for, or participate in, the offering of the Notes. No Underlying Publisher will be responsible for, or participate in, the determination or calculation of the amount payable to holders of the Notes.

None of us, the Guarantor or any Selling Agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Index, ETF or Underlying Index or as to the future performance of any Index, ETF or Underlying Index. Any prospective purchaser of the Notes should undertake such independent investigation of the companies included in an Index, ETF or Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the Notes.

Our offering of the Notes does not constitute a recommendation of any Underlying. You should not take our offering of the Notes as an expression of our views about how any Underlying will perform in the future or as a recommendation to invest in any Underlying, including through an investment in the Notes. As we are part of a global financial institution, we, the Guarantor and our other affiliates may, and often do, have positions (both long and short) in the Underlying that may conflict with an investment in the Notes. You should undertake an independent determination of whether an investment in the Notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in the Underlying and any such research, opinions or recommendations could adversely affect the value of the Underlying. In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on an Underlying or the equity securities represented by the Underlying, the applicable financial markets or other matters that may influence the value of the Underlying and the value of the Notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the Notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to an Underlying may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying or the securities represented thereby from multiple sources, and you should not rely on the views expressed by our affiliates.

You will have no rights as a security holder, you will have no rights to receive any shares or units of the Underlying or of the securities included in the Underlying, and you will not be entitled to dividends or other distributions by the issuers of these securities. The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in the Notes will not make you a holder of shares or units of the Underlying or any of the securities included in the Underlying. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against an Underlying Publisher or any other rights with respect to those securities. Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below relating to the Price Multiplier (as described in “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Related to ETFs” below), the payment(s) on the Notes will not reflect the value of dividends paid or distributions made on shares or units the Underlying or the equity securities represented by the Underlying or any other rights associated with those equity securities. As a result, the return on your Notes may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Indices and ETFs reflect only the prices of the securities included in that Index or ETF and do not take into consideration the value of dividends paid on those securities. Your Notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Underlying to which your Notes are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your Notes, include:

•

Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•

Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

•

Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

An Underlying Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and such Underlying Publisher has no obligation to consider your interests. Unless otherwise specified in the applicable term sheet, we, the Guarantor and our affiliates, including the Selling Agents, have no affiliation with any Underlying Publisher of an

Index or an Underlying Index. Consequently, we have no control of the actions of any Underlying Publisher of an Index or an Underlying Index. An Underlying Publisher can add, delete, or substitute the components included in such Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or an Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, an Underlying Publisher may alter, discontinue, or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your Notes. No Underlying Publisher will have any obligation to consider your interests in calculating or revising any Index or any Underlying Index.

The business activities of us, the Guarantor and any of our other affiliates, including the Selling Agents, relating to the companies included in an Underlying or Underlying Index may create conflicts of interest with you. We, the Guarantor and/or our other affiliates, including the Selling Agents, at the time of any offering of the Notes or in the future, may engage in business with the companies included in an Underlying or Underlying Index, including making loans to or equity investments in, or providing investment banking, asset management, or other services to, those companies, their affiliates and their competitors.

In connection with these activities, we, the Guarantor or our other affiliates, including the Selling Agents, may receive information about those companies that we or they will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on one or more of these companies. The Selling Agents may also publish research reports relating to our or our affiliates’ securities, including the Notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your Notes. Any of these activities may adversely affect the value of the Underlying or Underlying Index and, consequently, the market value of your Notes. We, the Guarantor and our other affiliates, including the Selling Agents, do not make any representation to any purchasers of the Notes regarding any matters whatsoever relating to the issuers of the securities represented by an Underlying or Underlying Index. Any prospective purchaser of the Notes should undertake an independent investigation of the companies represented by an Underlying or Underlying Index to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the Notes. The selection of the Underlying does not reflect any investment recommendations from us, the Guarantor or our other affiliates, including the Selling Agents.

Unless otherwise set forth in the applicable pricing supplement, we, the Guarantor and any of our other affiliates, including the Selling Agents, do not control any company included in any Underlying or Underlying Index and have not verified any disclosure made by any of those companies. We, the Guarantor or our other affiliates, including the Selling Agents, currently, or in the future, may engage in business with an Underlying Publisher or companies represented by an Underlying or Underlying Index, and we, the Guarantor or our other affiliates, including the Selling Agents, may from time to time own securities of an ETF or of companies represented by an Underlying or Underlying Index. However, none of us, the Guarantor or any of our other affiliates, including the Selling Agents, have the ability to control the actions of any Underlying Publisher or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Underlying Publisher or any of these companies, unless (and only to the extent that) our securities or the securities of the Guarantor or our other affiliates are included in that Underlying or Underlying Index. In addition, unless otherwise set forth in the applicable pricing supplement, we, the Guarantor and any of our other affiliates, including the Selling Agents, are not responsible for the calculation of any Index, any ETF or any Underlying Index. You should make your own investigation into the Underlying.

Unless otherwise set forth in the applicable pricing supplement, none of the Underlying Publishers or their affiliates, or any companies represented by the Underlying or Underlying Index, will be involved in any offering of the Notes or will have any obligation of any sort with respect to the Notes. As a result, none of those companies will have any obligation to take your interests as holders of the Notes into consideration for any reason, including taking any corporate actions that might adversely affect the value of the securities included in the Underlying or Underlying Index or the value of the Notes.

You must rely on your own evaluation of the merits of an investment linked to the applicable Underlying(s). In the ordinary course of business, we, the Guarantor, the Selling Agents and our respective affiliates may have expressed views on expected movements in an Underlying or the securities included in an Underlying, the applicable financial markets or other matters that may influence the value of an Underlying or the securities included in an Underlying and, therefore, the value of the Notes, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to an Underlying or the securities included in an Underlying may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying or the securities included in an Underlying from multiple sources, and you should not rely on the views expressed by our affiliates.

The historical performance of an Underlying should not be taken as an indication of its performance during the term of the Notes. An Underlying may perform better or worse than it has historically during the term of the Notes. The historical performance of an Underlying or Underlying Index, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Exchange rate movements may adversely impact the value of the Notes. If any securities included in an Underlying is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of such Underlying, is converted into U.S. dollars, then the value of such Underlying may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those securities, the value of the applicable Underlying will be adversely affected and the value of the Notes may decrease. Accordingly, investors in the Notes will be exposed to currency exchange rate risk with respect to each of the currencies in which these are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

Additional Risks Relating to ETFs

There are liquidity and management risks associated with ETFs. Although shares or units of any ETF to which your Notes are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of that ETF or that there will be liquidity in the trading market.

ETFs are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

An Underlying Publisher may adjust an ETF or its Underlying Index in a way that affects its value, and it has no obligation to consider your interests. An Underlying Publisher can change the investment policies of an ETF or the policies concerning the calculation of such ETF’s net asset value, or add, delete, or substitute the underlying assets held by such ETF or the components included in its Underlying Index, as the case may be, or make other methodological changes that could change the value of such ETF or Underlying Index. Additionally, an Underlying Publisher may alter, discontinue, or suspend calculation or dissemination of the price of an ETF, the net asset value of such ETF, or the level of its Underlying Index, as the case may be. Any of these actions could adversely affect the value of your Notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs—Discontinuance of or Material Change to an ETF.” The Underlying Publishers will have no obligation to consider your interests in calculating or revising any ETF or Underlying Index.

The performance of an ETF may not correlate with the performance of its Underlying Index or underlying commodity, as applicable, as well as the net asset value per share or unit of such ETF, especially during periods of market volatility. If an ETF is designed to track the performance of an Underlying Index, the performance of such ETF and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, an ETF not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by an ETF, differences in trading hours between an ETF (or the underlying assets held by an ETF) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

If a commodity-based ETF is designed to track the performance of an underlying commodity, such ETF may not fully replicate the performance of its underlying commodity due to fees and expenses charged by the Underlying Publisher of the ETF or by restrictions on access to its underlying commodity due to other circumstances. Commodity-based ETFs often do not generate any income and will regularly sell its underlying commodity to pay for ongoing expenses, resulting in the amount of underlying commodity represented by each share gradually declining over time. Such sales of an ETF’s underlying commodity to pay expenses often occur on an ongoing basis irrespective of whether the trading price of the ETF rises or falls in response to changes in the price of its underlying commodity. The sale by an ETF of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the Notes. Additionally, there is a risk that part or all of the ETF’s holdings in its underlying commodity could be lost, damaged, stolen or restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of an ETF and its underlying commodity.

In addition, because the shares or units of an ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share or unit of an ETF may differ from its net asset value per share or unit; shares or units of an ETF may trade at, above, or below their net asset value per share or unit.

During periods of market volatility, securities or commodities held by an ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the ETF and the liquidity of the ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of the ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the ETF. As a result, under these circumstances, the market value of shares or units of the ETF may vary substantially from the net asset value per share or unit of the ETF.

For the foregoing reasons, the performance of an ETF may not match the performance of its Underlying Index or underlying commodity over the same period. Because of this variance, the return on the Notes, to the extent dependent on the return of an ETF, may not be the same as an investment directly in the securities, commodities or other assets included in the applicable Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index or the underlying commodities of an ETF.

Risks associated with the applicable Underlying Index, or underlying assets of an ETF, will affect the value of that ETF and hence the value of the Notes. An ETF is a fund that may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the Notes are linked to an ETF and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share or unit price of that ETF and hence the value of the Notes.

If an ETF holds securities traded on foreign exchanges, time zone differences may create discrepancies between the values of those securities and the value of the Notes. As a result of the time zone difference, if applicable, between the cities where the underlying securities held by an ETF trade and the cities in which shares or units of such ETF are traded, there may be discrepancies between the values of the relevant securities and the trading prices of such ETF. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant Non-U.S. Underlying remaining unchanged for multiple Trading Days in the locations where the Notes (or any related ETF) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the Notes (or any related ETF) trade are closed.

The payment on the Notes will not be adjusted for all events that could affect an ETF. The Price Multiplier and other terms of the Notes may be adjusted for specified events affecting an ETF, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs.” However, these adjustments do not cover all events that could affect the market price of an ETF. The occurrence of any event that does not require the Calculation Agent to adjust the applicable Price Multiplier or other terms of the Notes may adversely affect the Closing Market Price (as defined in “Description of the Notes—Closing Market Price of ETFs” below) of any ETF and, as a result, any payment on, and the market value of the Notes.

Other Risk Factors Relating to the Notes and the Applicable Underlying

The applicable pricing supplement will set forth additional risk factors as to the Notes and the applicable Underlying that you should review prior to purchasing the Notes.

SUPPLEMENTAL USE OF PROCEEDS

Unless otherwise specified in the applicable pricing supplement, we intend to lend the net proceeds we receive from each sale of the Notes to the Guarantor and/or its other subsidiaries. Unless otherwise specified in the applicable pricing supplement, the Guarantor expects that it and/or its subsidiaries will use the proceeds from these loans to provide additional funds for operations and for other general corporate purposes. In addition, we may use a portion of the net proceeds from the sale of the Notes to hedge our obligations under the Notes by entering into hedging arrangements with the Guarantor and / or the Guarantor’s other subsidiaries.

See “Use of Proceeds” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

Each issue of the Notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the senior indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The senior indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the Notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities of BofA Finance LLC” in the prospectus. These documents should be read in connection with the applicable pricing supplement. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus or prospectus supplement, you should rely on the information in that pricing supplement.

Our payment obligations on the Notes are fully and unconditionally guaranteed by the Guarantor. The Notes will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding, except obligations that are subject to any priorities or preferences by law. The guarantee of the Notes will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor from time to time outstanding, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to its subordinated obligations. Any payment(s) due on the Notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The “maturity date” of the Notes and the aggregate principal amount of each issue of the Notes will be stated in the applicable pricing supplement. Unless specified in the applicable pricing supplement, if any scheduled payment date, including the maturity date, for the Notes is not a business day (as defined in “Description of the BofA Finance Notes—Payment of Principal, Interest and Other Amounts Payable—Business Day Conventions”), we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

The Notes may not guarantee the return of principal at maturity. All payment(s) due on the Notes will be payable only in U.S. dollars.

Except as set forth in the applicable pricing supplement and as discussed below, the Notes are not redeemable by us or repayable at the option of any holder. The Notes are not subject to any sinking fund.

We will issue the Notes in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the Notes will be set forth in the applicable pricing supplement.

Certain Terms of the Notes

Interest / Coupons. We may issue Notes that are interest-bearing or coupon-bearing, or that do not bear interest or coupons. We may issue Notes in which the payment of interest or coupons for one or more periods is contingent upon the occurrence of one or more specified events. Unless otherwise set forth in the applicable pricing supplement, for interest-bearing Notes, each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date. For so long as the Notes are held in book-entry only form, we will pay interest or coupons to the persons in whose names the Notes are registered at the close of business one business day prior to each applicable payment date. If the Notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment or coupon payment is due. The applicable pricing supplement will set forth whether the Notes are interest-bearing or coupon-bearing and, if so, the applicable rate and calculation method.

Payment(s) on the Notes. The payment at maturity may be determined according to one or more calculation days occurring shortly before the maturity date of the Notes. We may also issue Notes in which interest payments, coupon payments, the payment at maturity, or payment in connection with redemption of the Notes is determined according to one or more “Observation Dates” occurring during the term of the Notes. If so specified in the applicable pricing supplement, we may use a different term to refer to calculation days or Observation Dates.

Early Redemption Prior to Maturity. If so specified in the applicable pricing supplement, your Notes may be called prior to maturity at our option, or may be automatically called prior to maturity upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable pricing supplement and, if called at our option, upon such notice as specified in the applicable pricing supplement. The applicable pricing supplement will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable pricing supplement, the Notes are not subject to early redemption at the option of the holder prior to maturity.

Trading Days. A “Trading Day” with respect to an Index means a day on which (1) the applicable exchange(s), or their successors, are open for trading and (2) such Index or any successor index is calculated and published. A “Trading Day” with respect to an ETF means a day on which the securities exchange on which such ETF has its primary listing is open for trading.

Events Relating to the Pricing Date. If, with respect to an Index or ETF, (i) a Market Disruption Event with respect to such Index or ETF occurs on the pricing date or (ii) the pricing date is determined by the Calculation Agent not to be a Trading Day for such Index or ETF by reason of an extraordinary event, occurrence, declaration or otherwise, the closing level or Closing Market Price of such Index or ETF for the pricing date will be its closing level or Closing Market Price on the first Trading Day following the pricing date on which no Market Disruption Event occurs with respect to such Index or ETF; provided that the closing level or Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Trading Day following the pricing date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

For the avoidance of doubt, if your Notes are linked to more than one Index or ETF, the occurrence of a Market Disruption Event or non-Trading Day with respect to an Index or ETF on the pricing date as described above will not affect the determination of the closing level or Closing Market Price of any other Index or ETF that is not so affected.

Events Relating to Calculation Days. If, with respect to an Index or ETF, (i) a Market Disruption Event with respect to such Index or ETF occurs on a scheduled calculation day or (ii) any scheduled calculation day is determined by the Calculation Agent not to be a Trading Day for such Index or ETF by reason of an extraordinary event, occurrence, declaration, or otherwise

(any such day in either (i) or (ii) being a “Non-Calculation Day”), the Calculation Agent will determine the closing level or Closing Market Price of the Index or ETF for that day as follows:

•

The closing level or Closing Market Price of such Index or ETF for the applicable Non-Calculation Day will be the closing level or Closing Market Price of such Index or ETF on the next applicable scheduled calculation day that is not a Non-Calculation Day. For example, if there are five scheduled calculation days for your Notes, and if the first and second scheduled calculation days are Non-Calculation Days and the third scheduled calculation day is not a Non-Calculation Day, then the closing level or Closing Market Price of such Index or ETF on the third scheduled calculation day will also be the closing level or Closing Market Price for such Index or ETF on the first and second scheduled calculation days.

•

If no further scheduled calculation days occur after a Non-Calculation Day, or if every scheduled calculation day is a Non-Calculation Day (for example, if there is only one scheduled calculation day), then the closing level or Closing Market Price of such Index or ETF for that Non-Calculation Day (or for all the scheduled calculation days, if applicable) will be its closing level or Closing Market Price on the first Trading Day following the final scheduled calculation day on which no Market Disruption Event occurs with respect to such Index or ETF; provided that the closing level or Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the scheduled Trading Day immediately preceding the Maturity Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

Events Relating to Observation Dates. If, with respect to an Index or ETF, (i) a Market Disruption Event with respect to such Index or ETF occurs on a scheduled Observation Date or (ii) the Calculation Agent determines that, by reason of an extraordinary event, occurrence, declaration or otherwise, any scheduled Observation Date is not a Trading Day for such Index or ETF (any such day in either (i) or (ii) being a “Non-Observation Date”), the Calculation Agent will determine the closing level or Closing Market Price of such Index or ETF for that day as follows:

•	The closing level or Closing Market Price of such Index or ETF that is not so affected will be its closing level or Closing Market Price on that Non-Observation Date.

•

The closing level or Closing Market Price of such Index or ETF that is affected by that Non-Observation Date will be deemed to be its closing level or Closing Market Price on the first Trading Day following that Non-Observation Date on which no Market Disruption Event occurs with respect to such Index or ETF; provided that the closing level or Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in a manner which the Calculation Agent considers commercially reasonable under the circumstances on a date no later than the scheduled Trading Day immediately preceding the payment date relating to such Observation Date, regardless of the occurrence of a Market Disruption Event or non-Trading Day on that day.

The applicable Observation Date will be deemed to occur after the Calculation Agent has determined the closing levels or Closing Market Prices of such Indices and/or ETFs as provided above.

For the avoidance of doubt, if your Notes are linked to more than one Index or ETF, the occurrence of a Non-Calculation Day or Non-Observation Date with respect to an Index or ETF as described above will not affect the determination of the level or Closing Market Price of any other Index or ETF that is not so affected.

Closing Level for Indices

The “closing level” of an Index or any relevant Successor Index (as defined under “—Discontinuance of an Index” below) on any relevant day will equal the closing level of that Index or Successor Index, as applicable, as published on the applicable page (or any successor page) of Bloomberg Professional® service (“Bloomberg”) or any successor service, for that Index or Successor Index, as applicable. In certain circumstances, the closing level of an Index or any relevant Successor Index will be based on the alternative calculation of that Index or Successor Index described under “Description of the Notes—Adjustments to an Index” or “—Discontinuance of an Index” below or “Description of the Notes—Certain Terms of the Notes—Events Relating to the Pricing Date”, “Certain Terms of the Notes—Events Relating to Observation Dates” or “Certain Terms of the Notes—Events Relating to Calculation Days” above. The relevant pricing supplement may refer to the closing level of an Index as the closing value of that Index.

Closing Market Price for ETFs

Unless otherwise set forth in the applicable pricing supplement, for any applicable Trading Day under the terms of the Notes, the value of an ETF (or one unit of any other security for which a Closing Market Price must be determined) will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier of an ETF will be 1, unless otherwise set forth in the applicable pricing supplement. The Price Multiplier for an ETF will be subject to adjustment for certain events relating to such ETF as described below under “—Anti-Dilution and Discontinuance Adjustments Relating to ETFs.”

The “Closing Market Price” for one share or unit of an ETF (or one unit of any other security for which a Closing Market Price must be determined) on any Trading Day means any of the following:

•

if such ETF (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such ETF (or such other security) is listed or admitted to trading;

•

if such ETF (or such other security) is not listed or admitted to trading on any national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of such ETF (or such other security);

•

if such ETF (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such ETF (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which such ETF (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the Calculation Agent, in its sole discretion, determines to be commercially reasonable); or

•	if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the Calculation Agent, of the bid prices for such ETF (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the Calculation Agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the Calculation Agent in its sole discretion in a commercially reasonable manner.

Market Disruption Events

Indices. A “Market Disruption Event” with respect to an Index means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in such Index trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise such Index or any Successor Index; or

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to such Index, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to such Index, or any Successor Index, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred with respect to an Index:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to such Index, or any Successor Index, will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on such Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to such Index or any Successor Index;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

in the case of an Index with component securities listed on the New York Stock Exchange (the “NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

ETFs. A “Market Disruption Event” with respect to an ETF means one or more of the following events, as determined by the Calculation Agent in its sole discretion:

(A)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of such ETF (or any Successor ETF) on the primary exchange where such shares or units trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session);

(B)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of such ETF (or any Successor ETF), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of such ETF;

(C)

the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or any Successor Underlying Index) trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the applicable Underlying Index or any Successor Underlying Index; or

(D)

the suspension, absence or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or any Successor Underlying Index), as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the relevant Underlying Index or any Successor Underlying Index.

For the purpose of determining whether a Market Disruption Event has occurred with respect to an ETF:

(1)

a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the shares or units of such ETF (or any Successor ETF) or the relevant futures or options contracts relating to those shares or units or such relevant Underlying Index (or any Successor Underlying Index) will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares or units of such ETF (or any Successor ETF) or the relevant Underlying Index (or any Successor Underlying Index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to such ETF;

(4)

subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, an Underlying Publisher of an Index may make a material change in the method of calculating such Index or in another way that changes such Index such that it does not, in the opinion of the Calculation Agent, fairly represent the level of such Index had those changes or modifications not been made. In this case, the Calculation Agent may, in its sole discretion, at the close of business in New York, New York, on each date that the closing level is to be calculated under the terms of the applicable Notes, determine to make adjustments to an Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of an Index as if those changes or modifications had not been made, and calculate the closing level of such Index, as so adjusted.

Discontinuance of an Index

After the pricing date, an Underlying Publisher of an Index may discontinue publication of an Index to which an issue of the Notes is linked. An Underlying Publisher of an Index or another entity may then publish a substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the original Index (a “Successor Index”). If this occurs, the Calculation Agent will substitute the Successor Index as calculated by the relevant Underlying Publisher or any other entity and calculate any levels required to determine any payment on the Notes by reference to such Successor Index. If the Calculation Agent selects a Successor Index, the Calculation Agent will give written notice of the selection to the trustee, to us, to the Guarantor, and to the holders of the Notes. Under these circumstances, the Calculation Agent may in its sole discretion adjust any value of an Index and any Successor Index with a view to offsetting, to the extent practicable, any difference in the relative levels of such Index and such Successor Index at that time.

If an Underlying Publisher of an Index discontinues publication of an Index before any date on which the level of an Index must be determined, and the Calculation Agent does not select a Successor Index, then on each relevant day that the level of such Index must be determined, until the earlier to occur of:

•	the determination of the final payment on the Notes; and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent will compute a substitute level for such Index in accordance with the procedures last used to calculate such Index before any discontinuance. The Calculation Agent will make available to holders of the Notes information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the Calculation Agent in its reasonable discretion.

If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for an Index, such Successor Index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your Notes are linked may adversely affect trading in the Notes.

Anti-Dilution and Discontinuance Adjustments Relating to ETFs

Anti-Dilution Adjustments for an ETF

The Calculation Agent, in its sole discretion, may adjust the Price Multiplier of an ETF and any other terms of the Notes, if an event described below occurs after the applicable pricing date and on or before the final calculation day of the Notes and if the Calculation Agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares or units of such ETF (or any Successor ETF).

The Price Multiplier of an ETF resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an ETF.

No adjustments to the Price Multiplier of an ETF or any other terms of the Notes will be required other than those specified below. However, the Calculation Agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier of an ETF or any other terms of the Notes to reflect changes to such ETF if the Calculation Agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The Calculation Agent will be solely responsible for the determination of any adjustments to the Price Multiplier of an ETF or any other terms of the Notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by an ETF for cash or in connection with the occurrence of a partial tender or exchange offer for shares or units of such ETF by such ETF.

Following an event that results in an adjustment to the Price Multiplier for any ETF or any of the other terms of the Notes, the Calculation Agent may (but is not required to) provide holders of the Notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the Notes, the Calculation Agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments for an ETF

The Calculation Agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier of an ETF and the other terms of the Notes, as a result of certain events related to such ETF, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an ETF is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for such ETF will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares or units that a holder of one share or unit of such ETF before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an ETF is subject to (i) a stock dividend (i.e., an issuance of additional shares or units of such ETF) or (ii) a distribution of additional shares of such ETF as a result of the triggering of any provision of the organizational documents of such ETF or otherwise that is given ratably to all holders of such ETF, then, once the dividend or distribution has become effective and such ETF is trading ex-dividend, the Price Multiplier for such ETF will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares or units issued in the stock dividend or other distribution with respect to one share or unit of such ETF;

provided that no adjustment will be made for a stock dividend or distribution for which the number of shares or units of such ETF paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an ETF to reflect any cash dividends or cash distributions paid with respect to an ETF other than Extraordinary Dividends, as described below, and distributions described in “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an ETF, a dividend or other distribution that the Calculation Agent determines, in its sole discretion, is not declared or otherwise made according to the relevant ETF’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for such ETF will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share or unit of such ETF on the Trading Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of such ETF on that preceding Trading Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable ETF of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable ETF of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the applicable ETF described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an ETF, after the pricing date, declares or makes a distribution to all holders of the shares or units of the applicable ETF of any class of its securities (other than shares or units of the applicable ETF), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for such ETF will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share or unit of the applicable ETF, and the denominator of which will be the Closing Market Price per share or unit of the applicable ETF, less the fair market value, as determined by the Calculation Agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable ETF.

Reorganization Events. If after the pricing date and on or before the final calculation day with respect to an ETF, such ETF (or any Successor ETF), has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange-traded fund, and such ETF (or any Successor ETF) is not the surviving entity, then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Price Multiplier for the ETF (or Successor ETF) or any other terms of the Notes as the Calculation Agent, in its sole discretion, determines appropriate to account for the economic effect on the Notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to such ETF (or any Successor ETF) or to the Notes), and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such ETF (or any Successor ETF) to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described in “—Discontinuance of or Material Change to an ETF.” For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization event and not on the date of the announcement of a plan or intention to effect such an event.

Discontinuance of or Material Change to an ETF

If shares or units of an ETF are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the Calculation Agent will substitute an exchange-traded fund that the Calculation Agent determines, in its sole discretion, is comparable to the discontinued ETF (that exchange-traded fund being referred to herein as a “Successor ETF”). In that event, the Calculation Agent may in its sole discretion adjust the applicable Price Multiplier with a view to offsetting, to the extent practicable, any difference in the relative prices of the original ETF and the Successor ETF at that time.

If any ETF (or a Successor ETF) is de-listed, liquidated, or otherwise terminated and the Calculation Agent determines that no adequate substitute for such ETF (or a Successor ETF) is available, then the Calculation Agent will, in its sole discretion, calculate the Closing Market Price of such ETF (or a Successor ETF) by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such ETF (or a Successor ETF). If the Calculation Agent determines that no such computation methodology will produce a commercially reasonable result, then the Calculation Agent, in its discretion, may cause the maturity date of the Notes to be accelerated as described below.

If a Successor ETF is selected or the Calculation Agent calculates the Closing Market Price by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the applicable ETF (or any Successor ETF), that Successor ETF or substitute computation methodology, as applicable, will be substituted for such ETF (or any Successor ETF) for all purposes of the Notes.

If at any time:

•

the Underlying Index of an ETF (or the underlying index related to a Successor ETF) is discontinued or ceases to be published and (i) the applicable Underlying Publisher or another entity does not publish a successor or substitute underlying index that the Calculation Agent determines, in its sole discretion, to be comparable to such Underlying Index (a “Successor Underlying Index”) or (ii) the ETF’s Underlying Publisher does not announce that such ETF will track the Successor Underlying Index; or

•

an ETF (or a Successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of such ETF, or a material change to the relevant Underlying Index) so that such ETF does not, in the opinion of the Calculation Agent, fairly represent the price per share or unit of such ETF (or a Successor ETF) had those changes or modifications not been made;

then, from and after that time, the Calculation Agent may, in its sole discretion, determine to make those calculations and adjustments that, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Market Price of such ETF (or any Successor ETF) as if those changes or modifications had not been made. The Calculation Agent also may determine that no adjustment is required. If the Calculation Agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the Calculation Agent, in its discretion, may cause the maturity date of the Notes to be accelerated as described below.

The Calculation Agent will be solely responsible for the method of calculating the Closing Market Price of the applicable ETF (or any Successor ETF) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of an ETF or the relevant Underlying Index may adversely affect trading in the Notes.

If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent, in its discretion, may cause the Notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the Notes and as if the calculation day were five Trading Days prior to the date of acceleration. In addition, the Notes will not bear a default interest rate.

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the Notes as described in this product supplement, including determinations regarding the payment(s) on the

Notes, the Underlying, the Basket Components, the Price Multiplier, any Market Disruption Events, a Successor Index, a Successor ETF, Trading Days, business days, calculation days, Observation Dates, Non-Calculation Days, Non-Observation Dates and determinations relating to changes to any Index, ETF or Underlying Index, as described above. Absent manifest error, all determinations of the Calculation Agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the Calculation Agent.

We expect to appoint BofAS or one of our other affiliates as the Calculation Agent for each issue of the Notes. However, we may change the Calculation Agent at any time without notifying you. The identity of the Calculation Agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The Notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the Notes in immediately available funds. We will pay the amounts due on the Notes in immediately available funds so long as the Notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior indenture and in “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” beginning on page 51 of the accompanying prospectus. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the Notes, whether at their maturity or upon acceleration, they will not bear a default interest rate. The applicable pricing supplement will set forth how the payment on the Notes in the event of an event of default will be determined.

Listing

Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

One or more of our affiliates may act as our Selling Agent for any offering of the Notes. Each Selling Agent will be a party to the distribution agreement described in “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-67 of the accompanying prospectus supplement.

Each Selling Agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of the Notes sold through its efforts, which will be set forth in the applicable pricing supplement.

None of the Selling Agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the Notes, and you should not rely upon this product supplement, the applicable pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any Notes. You should make your own investment decision regarding the Notes after consulting with your legal, tax and other advisors.

BofAS and any of our other affiliates may use this product supplement and the accompanying prospectus supplement and prospectus, together with the applicable pricing supplement, in a market-making transaction for any Notes after their initial sale.